Exhibit 99.2

STRATEGIC STORAGE TRUST IV, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [●], 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please vote by [●], 2021

The undersigned stockholder of Strategic Storage Trust IV, Inc., a Maryland corporation, hereby appoints Matt F. Lopez and Nicholas Look, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders of Strategic Storage Trust IV, Inc. to be held as a virtual meeting on [●], 2021 at [●] Pacific Time, and any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all power possessed by the undersigned as if personally present. To participate in the virtual Special Meeting of Stockholders, please connect via webcast by visiting [●] and enter the 14-digit control number from the shaded box on this card. The password for the meeting is [●]. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Strategic Storage Trust IV, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting, including matters incident to its conduct.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

1.

A proposal to approve the merger, referred to as the “Merger,” of SST IV with and into SST IV Merger Sub, LLC (“Merger Sub”), a wholly owned subsidiary of SmartStop Self Storage REIT, Inc. (“SmartStop”), with Merger Sub surviving the Merger, pursuant to the Agreement and Plan of Merger, dated as of November 10, 2020, by and among SmartStop, Merger Sub, and SST IV (the “Merger Agreement”), which we refer to as the “Merger Proposal.”

☐ For ☐ Against ☐ Abstain

2.

A proposal to approve the amendment of the charter of SST IV to remove the provisions related to “Roll-Up Transactions” in connection with the Merger, which we refer to as the “SST IV Charter Amendment Proposal.”

☐ For ☐ Against ☐ Abstain

3.

A proposal to adjourn the SST IV Special Meeting to solicit additional proxies in favor of the Merger Proposal and/or the SST IV Charter Amendment Proposal if there are not sufficient votes to approve the Merger Proposal and/or the SST IV Charter Amendment Proposal, if necessary and as determined by the chair of the SST IV Special Meeting, which we refer to as the “Adjournment Proposal.”

☐ For ☐ Against ☐ Abstain

SIGN, DATE AND RETURN:

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date: / /2021

If the stock is jointly owned, both parties must sign.

Date: / /2021

YOUR VOTE IS IMPORTANT!

You can authorize the proxies to cast your vote and otherwise represent you at the Special Meeting in one of three ways:

MAIL: Return the completed proxy card in the accompanying envelope. Completed proxy cards must be received by [●], 2021.

INTERNET: You may vote online at [●] until [●], 2021 at 11:59 p.m. (PDT).

TELEPHONE: You may vote via telephone at [●] until [●], 2021 at 11:59 p.m. (PDT).